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                                                                    EXHIBIT 24.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 3 to the Registration Statement (Form S-3 No. 33-46856) and related Prospectus of Ashland Coal, Inc. for the registration of 615,000 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Ashland Coal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP



Louisville, Kentucky
October 11, 1994